                                                                    EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-59090 of Gart Sports Company, on Form S-4, of our report dated March 7, 2001, appearing in the Annual Report on Form 10-K of Gart Sports Company for the year ended February 3, 2001 and to the references to us under the headings "Gart Selected Consolidated Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP

Denver, Colorado
May 4, 2001